UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 1, 2017

Blue Dolphin Energy Company
(Exact name of registrant as specified in its charter)

Delaware	0-15905	73-1268729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Travis Street, Suite 2100
Houston, Texas 77002
(Address of principal executive office and zip code)

(713) 568-4725
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01
Entry into a Material Definitive Agreement.

As previously disclosed, on September 26, 2017, Blue Dolphin Energy Company (“Blue Dolphin”), its wholly owned subsidiary Lazarus Energy, LLC (“LE”) and their affiliates Lazarus Energy Holdings, LLC and Jonathan Carroll (collectively, the “Lazarus Parties”) entered into a Letter Agreement with GEL Tex Marketing, LLC (“GEL”), effective September 18, 2017 (the “Letter Agreement”). Among other matters, the Letter Agreement confirmed the parties’ agreement to the continuation of the hearing on confirmation of the final award in the arbitration proceedings between LE and GEL for a period of no more than 90 days (the “Continuance Period”), subject to the terms of the Letter Agreement, in order to facilitate settlement discussions between the parties. The Letter Agreement gave GEL the right to terminate the Letter Agreement on November 1, 2017 if it determined, in its sole discretion, that settlement discussions between the parties were not advancing to an acceptable resolution.

On November 1, 2017, the Lazarus Parties and GEL entered into an amendment to the Letter Agreement (the “Amendment”), which extended the date on which GEL has the right to terminate the Letter Agreement from November 1, 2017 to November 28, 2017, in order to facilitate ongoing discussions.

Among other matters, the Amendment also prohibits the Lazarus Parties, including Blue Dolphin, from making any pre-payments on indebtedness between November 1, 2017 and the end of the Continuance Period other than in the ordinary course of business as described in the Letter Agreement. Additionally, the Lazarus Parties agreed to temporarily suspend, during the Continuance Period, payments to Jonathan Carroll pursuant to certain previously disclosed guaranty fee agreements between Mr. Carroll and certain subsidiaries of Blue Dolphin. As previously disclosed, the terms of the guaranty fee agreements were amended in April 2017 to reflect payments 50% in cash and 50% in Blue Dolphin common stock, and subsequently, Mr. Carroll agreed to accept the initial payment under the amended and restated guaranty fee agreements, which occurred in May 2017, 100% in Blue Dolphin common stock. There have been no cash payments to Mr. Carroll under the guaranty fee agreements since August 2016.

Blue Dolphin continues to be unable to provide any assurance as to whether negotiations with GEL will result in a settlement or as to the potential terms of any such settlement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Dolphin Energy Company

Date: November 7, 2017	By:	/s/ JONATHAN P. CARROL
Jonathan P. Carroll
Chief Executive Officer, President, Assistant Treasurer and Secretary (Principal Executive Officer)